UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act Of 1934

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FIRST M&F CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI 39090

March 14, 2012

Dear Shareholder:

Enclosed you will find a 2011 Annual Report for First M&F Corporation, a Notice of the Annual Meeting of Shareholders for 2012, a Proxy Statement, and a proxy.

This institution is grateful for the loyalty and support of you, our friends and shareholders. The Annual Meeting of Shareholders is to be held on Wednesday, April 11, 2012, at 1:30 P.M. at the Mary Ricks Thornton Cultural Center, located at the corner of East Washington Street and North Huntington Street, Kosciusko, Mississippi. We encourage you to mark this date on your calendar and make plans to attend, and share further in the affairs of your corporation.

I urge you to complete the enclosed proxy promptly and return it in the enclosed self-addressed postage paid envelope, even if you plan to attend the meeting. You may also vote by telephone or over the Internet. If you attend the meeting, you may withdraw your proxy and vote in person.

First M&F Corporation's audited financial statements and other required disclosures are included in the enclosed First M&F Corporation Annual Report to shareholders.

You may review an electronic copy of the First M&F Corporation 2012 Proxy Statement and our 2011 Annual Report online at www.proxyvote.com.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI 39090

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 11, 2012

To the Shareholders of
First M&F Corporation
Kosciusko, Mississippi 39090

Notice is hereby given that the Annual Meeting of Shareholders of First M&F Corporation (the “Company”) will be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 11, 2012, at 1:30 p.m. local time, for the following purposes:

1.	To elect six (6) directors nominated by the Board of Directors to serve as Class A directors for terms of three (3) years.

2.	To ratify the Audit Committee's selection of BKD, LLP as the Company's independent registered public accounting firm for 2012.

3.	To adopt the advisory (non-binding) resolution approving executive compensation.

4.	Whatever other business may be properly brought before the meeting or any adjournment thereof.

Whether or not you contemplate attending the meeting, it is requested that you complete and return the enclosed proxy as soon as possible. You may also vote by telephone or over the Internet. If you attend the meeting, you may withdraw your proxy and vote in person.

Only those shareholders of record at the close of business on February 23, 2012 shall be entitled to notice of and to vote at this meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 11, 2012.
The 2012 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2011 are also available at www.proxyvote.com.

        By Order of the Board of Directors,

        /s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
        Chairman and Chief Executive Officer

March 14, 2012

FIRST M&F CORPORATION

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI 39090

PROXY STATEMENT

DATED MARCH 14, 2012

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 11, 2012

SOLICITATION BY BOARD OF DIRECTORS OF FIRST M&F CORPORATION

This statement is furnished to the shareholders of First M&F Corporation (the “Company”) in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 11, 2012, at 1:30 p. m., local time or any adjournment (s) thereof, for the matters set out in the foregoing notice of Annual Meeting of Shareholders. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is March 14, 2012.

Only those shareholders of record on the books of the Company at the close of business on February 23, 2012, (the “Record Date”) are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 9,200,936 shares of common stock. Each share is entitled to one (1) vote. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected by class and allocate the resulting votes to one or any number of candidates in that class. For example, if the number of Class A Directors to be elected is five (5), a shareholder owning ten (10) shares may cast ten (10) votes for each of five (5) nominees, or cast 50 votes for any one (1) nominee or allocate the fifty (50) votes among several nominees.

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

Any shareholder giving a proxy has the right to revoke it anytime before it is exercised. A shareholder may revoke his proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the proxy or (3) by a subsequent proxy executed by the person executing the prior proxy and presented at the Annual Meeting. All properly executed proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees, FOR the ratification of the Audit Committee's selection of BKD, LLP as the Company's independent registered public accounting firm for 2012 and FOR the adoption of the advisory resolution approving executive compensation.

If shares of Common Stock are held through a broker or other nominee, the broker or other nominee will vote the shares based on the instructions provided by the shareholder. In the absence of instructions, the broker can only vote shares on routine proposals, but will not be able to vote any shares on non-routine matters. The ratification of the Audit Committee's selection of BKD, LLP as the Company's independent registered public accounting firm for 2012 is considered to be a routine proposal. The election of Directors and the adoption of the advisory resolution approving executive compensation are considered non-routine proposals.

The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on February 23, 2012, and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

The 2011 Annual Report to shareholders of the Company is enclosed for the information of the shareholders.

Election Of Directors
(Item 1)

The Board of Directors of the Company is divided into three (3) classes - Class A, Class B and Class C. Each class currently consists of four (4) to six (6) Directors. The term of Class A Directors expires at the 2012 Annual Meeting. The term of Class B Directors expires at the 2013 Annual Meeting. The term of Class C Directors expires at the 2014 Annual Meeting.

The Board of Directors has nominated Eddie J. Briggs, K. Michael Heidelberg, Jeffrey B. Lacey, John Clark Love, III, Lawrence D. Terrell and James I. Tims for election as Class A Directors to serve until the 2015 Annual Meeting. Jeffrey B. Lacey, John Clark Love, III, Susan McCaffery, Lawrence D. Terrell and James I. Tims are currently serving as Class A Directors.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the six (6) nominees listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

Pursuant to Mississippi Law and the Company's Bylaws, directors are elected by a plurality of the votes cast in the election of Directors. A “plurality” means that the individuals with the largest number of favorable votes are elected as Director, up to the maximum number of Directors to be chosen at the meeting.

The Board of Directors recommends a vote FOR the election of Eddie J. Briggs, K. Michael Heidelberg, Jeffrey B. Lacey, John Clark Love, III, Lawrence D. Terrell and James I. Tims as Class A Directors.

Information Concerning Nominees and Directors

The following tables set forth for each nominee and each director whose term continues after the meeting, his or her age, a brief description of his or her principal occupation and business experience during the last 5 years, a description of the experience, skills and other attributes that qualify the individual as a director for the registrant, how long he or she has been a director of the Company, and certain other directorships held in public companies.

J. Marlin Ivey, Charles W. Ritter, Jr. and L.F. Sams served as Class C directors until the April 13, 2011 shareholder meeting at which point their terms expired and they did not stand for re-election. Susan P. McCaffery is currently serving as a Class A director and is not standing for re-election.

Nominees: Class A, Term to Expire 2015

Name, Age Residence Other Public Company Directorships	Positions & Offices With Company and/or Employment, Qualifications, and Tenure
Eddie J. Briggs, 62 Ridgeland, MS None
Mr. Briggs owns Briggs Properties, LLC and is a licensed real estate broker. He owns The Oxbow Group, LLC and The Midway Group, LLC which own and develop various residential and agricultural properties in Mississippi, Alabama and Louisiana. He is a Managing Member of Kemper Natural Resources, LLC, wholly owned by Mississippi Power Company. Kemper Natural Resources, LLC acquires real estate for the development of the Kemper County IGCC lignite fueled generating facility. He has been a practicing attorney since 1979 with specialties in real estate and corporate law. He was a member of the Board of Directors of BankFirst Financial Services from 1984 until 2010. He was an owner and member of the Board of Directors of Signal International, which operated seven shipyards in Mississippi and Texas, from 2002 through 2007.

Mr. Briggs has held numerous leadership roles as a member of the Mississippi Senate for eight years, as Lieutenant Governor of the State of Mississippi for four years, as a member of the Board of Directors of several private companies and as an owner of various businesses from automobile dealerships to real estate development ventures. Mr. Briggs has expertise in the areas of real estate and corporate law and is a practicing attorney and real estate broker. Mr. Briggs has managed a multi-million dollar land acquisition program related to the Kemper County IGCC lignite fueled generating facility. Mr. Briggs is uniquely qualified as a high-level decision maker in the public and private sectors and has succeeded as a leader in both. Mr. Briggs has a J.D. degree from the Mississippi College School of Law.

K. Michael Heidelberg, 39 Jackson, MS None
Mr. Heidelberg is an owner and has served as President of Cardinal Ventures, a real estate development and management company, since 2004. Previously, he was Vice President of Corporate Development for the Yates Companies, where he managed acquisitions and real estate development. He also served on the Boards of Directors of several subsidiaries and affiliates of the Yates Companies. Prior to that he was with the public accounting firm KPMG. Mr. Heidelberg is a CPA.

Mr. Heidelberg's expertise is in real estate development and he has provided strategic planning, investment strategy, mergers and acquisitions and development services for construction and real estate ventures. He has served at the executive committee and Board level of companies whose business ventures span the southeastern U.S. Mr. Heidelberg also has an accounting background with experience at a big four CPA firm.

Jeffrey B. Lacey, 49 Kosciusko, MS None
Mr. Lacey has been the President and Chief Banking Officer of M&F Bank since December 2008. Prior to this he was the President of the Rankin County, Mississippi branch operations from March 2002. He has been employed by M&F Bank for over 24 years.

Mr. Lacey is a key decision maker and involved in developing and executing the business strategies of the Company. He provides leadership as Chief Banking Officer and as a Board member. Mr. Lacey also has experience as a loan officer and as the local President of the Kosciusko branch of the Bank and the Rankin County branches of the Bank. During his tenure with the bank, Mr. Lacey has garnered experience in audit, loan review, commercial lending, as a local branch president , as a regional branch president and finally as President of the Company. He has experience in organizing and leading sales efforts and developing and implementing strategies at all levels of the organization. Mr. Lacey is on the Board of Directors of the Mississippi Bankers Association.

Mr. Lacey has been a director of the Company since 2009.

Nominees: Class A, Term to Expire 2015

Name, Age Residence Other Public Company Directorships	Positions & Offices With Company and/or Employment, Qualifications, and Tenure
John Clark Love, III, 39 Madison, MS None
Mr. Love is a partner in Iron View Capital, LLC which provides highly sophisticated quantitative analysis tools to hedge funds and institutional investors. He is also a Principal in JSL Holdings, LLC. Mr. Love is the founder and former CEO of Lanworth, Inc., a firm that specializes in technological systems and quantitative models that provide data related to agricultural resources and real estate to institutional and commodities investors. Prior to beginning this company in 2000, he worked in software development for both DuoDesign LLC and Accenture.

Mr. Love's background includes experience in developing quantitative models for making various investment decisions. His experience also includes building a start-up company, securing private financing and building it into a multi-million dollar company which he sold in 2007. He has an engineering degree from the University of Mississippi and an MBA from the Kellogg Graduate School of Management at Northwestern University.

Mr. Love has been a director of the Company since 2008.

Mr. Love is Chairman of the Audit Committee of the Board of Directors.

Lawrence D. Terrell, 68 Kosciusko, MS None
Mr. Terrell has been the President since 1992 and CEO since January 2003 of Ivey Mechanical Company, LLC in Kosciusko, Mississippi. Mr. Terrell has been associated with Ivey Mechanical for over 35 years and has achieved success at every level of the organization. Ivey Mechanical is a commercial mechanical contractor generating over $180 million in revenues annually. Ivey Mechanical has completed projects for commercial, correctional, data processing, government, healthcare, hospitality and entertainment, industrial and institutional entities in over 30 states.

Mr. Terrell has developed a unique set of leadership skills over many years while helping to build and expand a successful large private company. He has extensive experience in developing nationwide business strategies, leading a diverse workforce across multiple product lines and geographic territories and maintaining a corporate culture that results in a high quality work product and exceptional services.

Mr. Terrell is the father of Lawrence D. "Denny" Terrell, Jr., a class C director.

Mr. Terrell has been a director of the Company since 2004.

Mr. Terrell is a member of the Audit Committee of the Board of Directors.

James I. Tims, 68 Cleveland, MS None
Mr. Tims has been the President and on the Board of Directors of LT Corporation, Inc. and its wholly owned subsidiaries, Quality Steel Corporation and Commonwealth Finance, Inc., for better than 20 years.

Mr. Tims has extensive experience as President of LT Corporation and its wholly owned subsidiaries, Quality Steel Corporation, a propane tank manufacturer with a national presence, and Commonwealth Finance, Inc., which finances propane tank sales for Quality Steel. Quality Steel Corporation is one of only three American propane tank manufacturers in the national market. Mr. Tims led these companies through reorganization efforts, the disposition of the retail propane subsidiaries, and finally major plant expansions and renovations that were completed in 1999 and 2004. Since then, he has led Quality Steel to record growth levels, expansion of market share and initiated many novel programs that revolutionized the way the company does business. Under Mr. Tims' leadership, Quality Steel has developed customer quality initiatives that have resulted in customer loyalty and an expansion of the customer base. His leadership experience spans strategic re-focusing, customer service quality initiatives, corporate reorganizations and technological innovations. He served as a director of First National Bank of Bolivar County from 1987 through 1998, at which time it was acquired by the Company. Mr. Tims has a BBA degree in finance and a J.D. degree from the University of Texas at Austin.

Mr. Tims has been a director of the Company since 2000.

Directors: Class B, Term to Expire 2013

Name, Age Residence Other Public Company Directorships	Positions & Offices With Company and/or Employment, Qualifications, and Tenure
Michael L. Nelson, 68 Memphis, TN None
Mr. Nelson has been the President of M. Nelson & Associates, Inc., a strategic planning and consulting firm, since April 2001.

Mr. Nelson has worked for over 10 years as a consultant and strategic planning advisor. He has also served as President of the Forsythe Solutions Group, a technology and business services company, as President of Chrysler Systems, a technology subsidiary of Chrysler Corporation, and was a founding partner in Econocom, a computer equipment leasing and services firm. Over a 15 year period he helped build Econocom from a start-up company to a company generating over $90 million in revenues per year. Mr. Nelson has extensive experience in the information technology service and leasing industries, leading and managing companies in a high-growth environment. He has led several technology organizations, and has extensive experience in strategic planning, efficiently allocating corporate resources, raising capital, managing change and organizing and motivating a workforce.

Mr. Nelson has been a director of the Company since 2004.

Mr. Nelson has served as Lead Director since July 2010.

Hugh S. Potts, Jr., 67 Kosciusko, MS None
Mr. Potts has been the Chairman of the Board and CEO of the Company since 1994.

Mr. Potts has served as Chairman and CEO of the Company and M&F Bank since 1994, Vice Chairman from 1983 to 1993 and Vice President from 1979 to 1983. Prior to becoming CEO Mr. Potts had extensive experience especially in the Trust, commercial lending and marketing areas of the organization. In addition to his day-to-day management of the organization, Mr. Potts has led the Company and been intimately involved in multiple bank and insurance agency acquisitions, geographic expansions, restructurings, public offerings and recapitalizations and strategic changes. Under his leadership the Company has grown from $376 million in total assets to its current $1.569 billion. He is a graduate of numerous executive leadership programs and banking schools and is a former Chairman of the Mississippi Bankers Association. Mr. Potts is also on the Board of Trustees of Belhaven College and the Board of Trustees of French Camp Academy. He has a J.D. degree from the University of Mississippi.

Mr. Potts has been a director of the Company since 1979.

Samuel B. Potts, 33 Kosciusko, MS None
Mr. Potts has been the Vice President-Corporate Planning, Performance & Risk Management for M&F Bank since July 2008. Mr. Potts was a Vice President in Commercial Lending of M&F Bank from March 2004 to July 2008.

Mr. Potts has experience as a commercial lender as well as in loan review and loan administration. In his current role as a strategic planning and balance sheet risk manager he is involved in management of the Bank's investment portfolio, interest rate risk, funding, liquidity, capital and strategic planning. Additionally, for the past three years, Mr. Potts has been extensively involved in working out credit problems and liquidating the Company's problem loan and nonperforming asset portfolios. He has been instrumental in efforts to manage problem real estate properties off of the balance sheet.

Mr. Potts has been a director of the Company since 2007.

Scott M. Wiggers, 67 Kosciusko, MS None
Mr. Wiggers retired from his positions as Vice Chairman of the Company and M&F Bank and as President of the Company on December 31, 2009. Mr. Wiggers was named Vice-Chairman of the Board in December 2008. Mr. Wiggers was the President of the Company beginning in 1988. He also served as the Chief Operating Officer and Corporate President of M&F Bank until December 2008.

Mr. Wiggers has over 30 years of experience at every level of the organization and extensively in financial management. Mr. Wiggers has experience managing the investment portfolio, interest rate risk, funding, mergers and acquisitions, audit and regulatory compliance and the Company's branch network. Mr. Wiggers has expertise in investment analysis and valuation, merger and acquisition pricing, negotiation and integration, strategic planning and managing regulatory issues. He is a graduate of numerous banking and investment schools and programs. Mr. Wiggers is also a former examiner with the FDIC.

Mr. Wiggers has been a director of the Company since 1983.

Directors: Class C, Term to Expire 2014

Name, Age Residence Other Public Company Directorships	Positions & Offices With Company and/or Employment, Qualifications, and Tenure
Hollis C. Cheek, 66 Kosciusko, MS None
Mr. Cheek has been the President of J.C. Cheek Contractors, Inc. in Kosciusko, Mississippi for 45 years. He has been a Member of Techno Catch, LLC in Kosciusko, Mississippi in excess of five years. J.C. Cheek Contractors, Inc., in business for over 60 years, is a landscape engineering and contracting firm that specializes in asphalt milling, striping, edge drain, debris grinding, debris removal, clearing, landscaping and site grading. J.C. Cheek Contractors, which generates in excess of $10 million per year in revenues, has completed projects for private clients as well as for the Federal government, several states and several large metropolitan cities.

Mr. Cheek has extensive business experience developing and implementing the strategies, technology and organizational structure necessary to grow J.C. Cheek Contractors from a local landscaping company to a large commercial contractor. Mr. Cheek is on the Boards of Momentum Mississippi, GetSmart, the Mississippi Roadbuilders Association and the Kosciusko Attala Development Corporation. Mr. Cheek has formerly served in public capacities as a Mississippi state senator and on the Small Business Advisory Board of the U.S. Department of Energy. Mr. Cheek is a published author.

Mr. Cheek has been a director of the Company since 2004.

Mr. Cheek served as a member of the Audit Committee of the Board of Directors until January 2012.

Jon A. Crocker, 69 Canton, MS None
Mr. Crocker is currently retired.

Mr. Crocker worked as a Business Development Officer for M&F Bank from 1999 to 2005. He also served as the Chairman and CEO of the M&F Bank branch in Bruce, Mississippi from 1995 to 1999. Mr. Crocker was Chairman and CEO of Farmers and Merchants Bank in Bruce, Mississippi prior to its acquisition by the Company in 1995. Mr. Crocker has extensive banking experience at every level of the organization.

Mr. Crocker has been a director of the Company since 1996.

Mr. Crocker began serving as a member of the Audit Committee of the Board of Directors in January 2012.

James D. Frerer, 54 Tupelo, MS None
Mr. Frerer has been the President of Frerer Realty, Inc. in Tupelo, Mississippi for approximately 16 years. Frerer Realty is a real estate broker, lessor and management company. He has also been the Managing Member since 1991 of SCS Sales, LLC in Tupelo, Mississippi. SCS Sales, LLC is a large regional supplier of components to bedding manufacturers with customers across the southeastern and southwestern U.S. He has been the Managing Member of JCJP Properties, LLC in Tupelo, Mississippi for the past three years. JCPC Properties manages investments in timberland.

Mr. Frerer has extensive business experience in real estate investment and management and has been a leader in the furniture industry for approximately 20 years. He has extensive experience at growing a company, managing customer relations and managing manufacturing operations. Mr. Frerer has expertise in the real estate industry, especially in real estate investments. He is on the Boards of the Tupelo Airport Authority and the Boys and Girls Club of North Mississippi, Inc.

Mr. Frerer has been a director of the Company since 2011.

Directors: Class C, Term to Expire 2014

Name, Age Residence Other Public Company Directorships	Positions & Offices With Company and/or Employment, Qualifications, and Tenure
Otho E. Pettit, Jr., 61 Kosciusko, MS None
Mr. Pettit is retired and formerly a partner with the Dorrill and Pettit law firm in Kosciusko, Mississippi. Dorrill and Pettit is primarily engaged in real estate and probate practice.

Mr. Pettit has over 30 years of experience as an attorney with an extensive career buying, developing, liquidating and managing real estate, including subdivisions and apartment complexes. However, his emphasis has always been on timberland. He is an expert in real estate investment, management and valuation. Mr. Pettit currently concentrates on managing his tree farms located in central Mississippi. Mr. Pettit has a J.D. degree from the University of Mississippi.

Mr. Pettit has been a director of the Company since 1993.

Mr. Pettit served as a member of the Audit Committee of the Board of Directors until March 2011.

Julie B. Taylor, 51 Kosciusko, MS None
Mrs. Taylor has been the Secretary/Treasurer of Mitchell Metal Products, Inc. in Kosciusko, Mississippi for the past 19 years. She has also been a Director of Mitchell Metal Products, Inc. for 26 years. Mitchell Metal Products, Inc., in business for over 80 years, is a manufacturer of HVAC sheet metal products as well as custom-made items that are manufactured according to customer specifications.

 Mrs. Taylor has extensive experience at managing the corporate and administrative functions of a manufacturing company. Her experience includes oversight of finance and accounting, budgeting and long-range planning and sales and marketing. She has a history of expertise in marketing, customer relations and sales. Mrs. Taylor brings a long history of experience at the executive level of a manufacturing company, which includes planning, effectively allocating corporate resources and building an effective sales culture. She has worked at every level of the organization.

Mrs. Taylor has been a director of the Company since 2011.

Mrs. Taylor is a member of the Audit Committee of the Board of Directors.

Lawrence D. "Denny" Terrell, Jr., 43 Kosciusko, MS None
Mr. Terrell has been an Executive Vice President over construction operations and the corporate departments at Ivey Mechanical Company, LLC in Kosciusko, Mississippi since January 2007. Prior to 2007 Mr. Terrell was President of the Mississippi Business Unit of Ivey Mechanical Company, LLC. He has been employed with Ivey Mechanical for over 19 years. Mr. Terrell has also been a member of the Board of Ivey Mechanical Company, LLC for three years. Ivey Mechanical is a commercial mechanical contractor generating over $180 million in revenues annually. Ivey Mechanical has completed projects for commercial, correctional, data processing, government, healthcare, hospitality and entertainment, industrial and institutional entities in over 30 states.

As Executive Vice President, Mr. Terrell oversees operations, fabrication shops, safety, human resources, accounting, business development and information technology. Mr. Terrell has much experience at running the day-to-day operations, including implementing corporate strategies, allocating corporate resources, maintaining compliance with quality and safety standards and building customer relationships. Mr. Terrell is an executive board member and executive committee member with the Associated Builders & Contractors as well as a board and executive committee member of the Kosciusko Attala Development Corporation.

Mr. Terrell is the son of Lawrence D. Terrell, a class A director who has been on the Company's board of directors since 2004.

Mr. Terrell has been a director of the Company since 2011.

Director Selection Process

The Company's Bylaws state that nominations of persons for election to the Board of Directors may be made (a) by or at the direction of the Board of Directors, (b) by any nominating committee or person appointed by the Board, or (c) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures. To be timely, the shareholder's notice shall be delivered to the Company's Secretary at the principal executive office of the Company not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to the first anniversary of the preceding year's annual meeting. Therefore, shareholder nominations for election at next year's Annual Meeting of Shareholders must be received no earlier than January 25, 2013 and no later than February 10, 2013. The shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and record address of shareholder and of such beneficial owner, (ii) the class and number of shares of the capital stock of the Company which are beneficially owned by the shareholder and such beneficial owner, and (iii) any information relating to the person that is required to be disclosed in a notice filed with the appropriate federal regulatory authority under the Change in Bank Control Act by a person acquiring control of a bank (even if the person is not required by the Change in Bank Control Act to file such a notice in the instant case). The shareholder's notice should also include the age, business and residence addresses, principal occupation and experience of each nominee.

It is essential that Board members collectively possess a broad, diverse range of skills, expertise, banking industry and other knowledge as well as business and other experience pertinent to the effective oversight of the Company's affairs. Equally as important, all directors must be committed to maintaining the highest level of integrity and ethical standards. The Nominating and Governance Committee is responsible for recognizing the need for any changes in Board membership and for identifying and recommending candidates to the Board as vacancies occur. Director candidates are evaluated using the following criteria: (i) judgment, integrity, character, expertise, skills and knowledge useful to the oversight of the Company's business; (ii) business or other relevant experience; (iii) ability to represent the interests of all shareholders, rather than any particular constituency of shareholders; and (iv) the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the Company's needs. The Nominating and Governance Committee will also take into account the candidate's level of financial literacy, his or her ability to devote an adequate amount of time to his or her duties as a director and his or her independence under the NASDAQ Stock Market LLC (Nasdaq) listing standards. The Nominating and Governance Committee is responsible for monitoring the mix of skills and experience of the directors in order to assess whether the Board has the necessary tools to perform its oversight function effectively. Each Director is required to beneficially own at least 20,000 shares of the Company's stock. The Director must comply with the stock ownership requirement by the end of his or her first term of service. No person shall be eligible to stand for election to the Board beyond the date at which he or she shall have attained the age of seventy (70) years.

The Nominating and Governance Committee will evaluate candidates recommended by shareholders, provided that such candidates are nominated in accordance with the applicable provisions of the Company's Bylaws. If the Board deems it necessary, outside consultants may be used to assist in the identification of suitable candidates. The Nominating and Governance Committee did not use an outside consultant to identify qualified nominees this year.

Director Independence

At least a majority of the members of the Board must be independent directors as defined under the listing standards enacted from time to time by Nasdaq. The Board believes as a matter of policy that maintaining an even higher percentage of independent directors is in the best interests of the Company, although the Board at the same time recognizes the important contribution that management directors make to the Board's fulfillment of its responsibilities. The full Board determines, at least on an annual basis, whether each director is an independent director, taking into account all applicable facts and circumstances. Only those directors who (1) do not have any of the categorical relationships that preclude him or her from being an independent director under then-applicable Nasdaq listing standards and (2) do not have any other relationships (whether business, charitable, social or familial) with the Company, members of senior management or other Board members which, in the opinion of the Board, interfere with (or could reasonably be expected to interfere with) the exercise of independent judgment in carrying out the responsibilities of a director, shall be considered independent directors.

As part of the evaluation process the Board of Directors gathers information from each director concerning business relationships, family and affiliate transactions and relationships with the Company and its subsidiaries, employment history, compensation arrangements and charitable contributions. The Board also reviews any other relationships, both direct and indirect, that may affect a director or nominee's independence.

After duly considering all of the information described above, the Board of Directors have determined that ten of the fifteen directors are independent. The following directors are independent: Hollis C. Cheek, Jon A. Crocker, James D. Frerer, John Clark Love, III, Michael L. Nelson, Otho E. Pettit, Jr., Julie B. Taylor, Lawrence D. Terrell, Lawrence D. "Denny" Terrell, Jr. and Jim Tims. The Board of Directors have also determined that the nominees for new Board seats, Eddie J. Briggs and K. Michael Heidelberg, meet the requirements as independent directors.

Board Committees and Attendance

The Bylaws of the Company direct that at the first meeting of the Board following the Annual Meeting of Shareholders, or as soon thereafter as practicable, upon receipt of recommendations from the Nominating and Governance Committee, the Board of Directors shall appoint members of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. Recommendations for each of the committee assignments are made by the Nominating and Governance Committee. Each of the committees are made up entirely of independent directors in accordance with Nasdaq listing standards then in effect. The Board may authorize, approve, and, to the extent necessary, amend Charters for each of the Audit, Nominating and Governance and Compensation Committees. From time to time the Board may appoint from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

The Board believes that committee assignments should be based on the director's knowledge, interests and areas of expertise. The members of Board committees, as well as the chairmanship of a committee, should rotate at intervals of approximately five years, balancing in each case the need for fresh perspective with the need for experience and continuity. A director may serve on more than one committee, but no one director should serve on more than two of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

The Board of Directors has established the following committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. The following table lists the current committee assignments for each Board committee.

Nominating and
	Audit	Governance	Compensation
	Mr. Love, Chair	Mr. Terrell, Chair	Mr. Tims, Chair
	Mr. Crocker	Mr. Cheek	Mr. Cheek
	Mrs. Taylor	Mr. Crocker	Mr. Frerer
	Mr. Terrell	Mr. Pettit	Mr. Nelson
		Mr. Tims	Mr. Terrell, Jr.

Number of committee meetings held in 2011	4	3	4

The Audit Committee assists the Board in fulfilling its oversight responsibilities for the Company's accounting and financial reporting process, the system of internal control, the audit process, and the process for monitoring compliance with laws and regulations and the code of conduct. In connection with this, the Audit Committee assists the Board in overseeing (1) the integrity of the Company's financial statements, (2) the external auditor's qualifications and independence and (3) the performance of the Company's internal auditor. The Audit Committee appoints (and recommends that the Board submit for shareholder ratification), compensates, retains (and terminates), and oversees and reviews the work performed by the external auditors. The Audit Committee meets at least quarterly, and more frequently as circumstances require. The Board of Directors has determined that the members of the Audit Committee are independent as defined in Nasdaq listing standards applicable to the Company. The Board of Directors has also determined that John Clark Love, III, an independent director, meets the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission's rules and regulations. The Audit Committee Charter may be found on the Company's website at https://www.mfbank.com/resource-center-investor-relations-audit-committee-charter.htm.

The Nominating and Governance Committee assists the Board in (1) identifying individuals qualified to become Board members, (2) recommending to the Board director nominees for the next annual meeting of shareholders (or any special meeting of shareholders at which directors will be elected), and (3) evaluating and recommending to the Board certain corporate governance principles applicable to the Company relating to Board composition and operation. The Nominating and Governance Committee also provides assistance to the Board in the areas of committee selection and evaluation of the overall effectiveness of the Board and oversees and approves the Company's succession plan for its CEO. All of the Nominating and Governance Committee members are independent as defined in applicable Nasdaq listing standards. The Nominating and Governance Committee does not have a specific policy to consider Board diversity; however, the Committee seeks well-qualified nominees, and believes its Board represents a wide variety of backgrounds. The Nominating and Governance Committee Charter may be found on the Company's website at https://www.mfbank.com/resource-center-investor-relations-governance.htm#fmfcnominatingandgovernance.

The Compensation Committee of the Board of Directors provides overall guidance regarding the establishment, maintenance and administration of the Company's executive compensation practices and employee benefit plans, including the review and approval of the compensation of the CEO and other senior executives of the Company to ensure that they are compensated effectively in a manner consistent with the stated compensation strategy for the Company, competitive practice, internal equity considerations, individual performance, performance of the Company relative to compensation, and the requirements of any applicable regulatory bodies. All of the Compensation Committee members are independent as defined in applicable Nasdaq listing standards. The Compensation Committee Charter may be found on the Company's website at https://www.mfbank.com/resource-center-investor-relations-compensation-committee-charter.htm.

In general, meetings of the Board shall occur on a monthly basis. Directors are expected to attend in person all Board meetings and meetings of committees on which they serve and to spend the time needed to discharge their responsibilities as directors. When a director cannot attend a Board or committee meeting in person, he or she is expected to participate by telephone or videoconference. The Board of Directors met a total of thirteen times during 2011. During 2011, all incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served.

Directors are expected to attend the annual meeting of the Company's shareholders. All of the incumbent directors attended last year's annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors of the Company is led by the Chairman, who presides over each Board meeting. In December, 2011 the Company's Bylaws were amended to provide that the Chairman may also hold the position of Chief Executive Officer. When the position of Chairman of the Board is not held by an independent director, the Board appoints an independent Lead Director. The Chairman and Chief Executive Officer positions are presently occupied by the same person as a means of ensuring that a knowledgeable, meaningful and targeted agenda is presented to the Board on a regular basis.

Currently, Hugh S. Potts, Jr., the Company's Chief Executive Officer, also serves as Chairman of the Board. He has 40 years of experience with the Company at the director and executive levels, including serving as Chairman and Chief Executive Officer of the Company since 1994. He possesses the background, knowledge, expertise, and experience to understand the opportunities and challenges facing the Company, as well as the leadership and management skills to promote and execute the Company's business plan and strategy. The Board believes that having a unified Chairman and Chief Executive Officer enables the Chief Executive Officer to lead Board discussions regarding the Company's business and strategy, provides unified leadership for the Company, creates a natural bond between management and the Board, and promotes the ongoing development and implementation of corporate strategy. In addition, having the same Chief Executive Officer also serving as Chairman allows timely communication with the Board on critical business matters, particularly in the current economic environment. Further, the Board believes that having the same individual serving in the positions of Chairman and Chief Executive Officer does not undermine the independence of the Board, as a substantial majority of the Board are independent members in accordance with Nasdaq listing standards.

Annually, the independent directors elect a director to serve as the Lead Director. The Lead Director's primary responsibility is to chair executive sessions of the Board and to chair full Board meetings in the absence of the Chairman. Each Board of Directors meeting agenda includes time for an executive session with only independent directors present. At the first meeting of the Board following the annual shareholders meeting, the independent directors elect a lead independent director for a term of one year. If the Chairman of the Board is an independent director, then no Lead Director is elected. The Lead Director has the power and responsibility to: (i) in consultation with the Chairman, approve the annual schedule of meetings of the Board of Directors, set the agenda of such meetings and approve the materials to be provided to each director prior to such meetings; (ii) set the schedule for and the agenda of all executive sessions of the independent directors, of which the Lead Director shall serve as chairman, approve and distribute the materials, if any, to be provided to each independent director prior to such executive sessions, and generally coordinate the activities of the independent directors, including consulting with such independent directors regarding matters to be addressed at meetings of the Board of Directors or at executive sessions; (iii) act as a liaison between the Chairman and the members of the Board of Directors who are independent directors as well as between management of the Company and the other members of the Board; (iv) in coordination with the Compensation Committee, undertake a performance evaluation of the Chief Executive Officer of the Company; (v) in coordination with the Chairman and the Nominating and Governance Committee, assess annually the overall committee structure of the Board and the organization (including the committee charters), composition and performance of each committee, with the Lead Director being an ex-officio member of each standing committee of the Board; and (vi) oversee the Board's shareholder communication policies and procedures, including, under appropriate circumstances, meeting with shareholders wishing to communicate with the Board other than through the Chairman. Michael L. Nelson currently serves as the Lead Director.

The Board of Directors has the primary responsibility of overseeing the Company's risk management processes, including reviewing policies and procedures to identify any significant risks or exposures and determining the steps to take to monitor and minimize those risks. The Audit Committee is responsible for oversight of financial reporting risks, while the Compensation Committee is responsible for oversight of compensation-related risks.

Code of Ethics

The Company's Board of Directors has adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. A copy of this Code of Ethics can be found at the Company's internet website at https://www.mfbank.com/files/ethics_code.pdf. The Company intends to disclose any amendments to its Code of Ethics, and any waiver from a provision of the Code of Ethics granted to the Company's principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, on the Company's Internet website within five (5) business days following such amendment or waiver. The information contained on or connected to the Company's Internet website is not incorporated by reference into this Proxy Solicitation or the Company's Form 10-K for the year ended December 31, 2011, and should not be considered part of this or any other report that we file with or furnish to the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2011, the following Section 16(a) filing deadlines were missed. Hollis C. Cheek, Jon A. Crocker and Otho E. Pettit, Jr. each had one (1) late filing related to their May 2011 stock option grants. Susan P. McCaffery had one (1) late filing with respect to shares received as a bequest in 2010. Otho E. Pettit, Jr. had one (1) late filing related to shares purchased in his IRA. Hugh S. Potts, Jr. had two (2) late filings related to his assignment as executor of indirect interests, two (2) late filings related to shares purchased in the Salt and Light Foundation and one (1) late filing related to shares received as a bequest. Samuel B. Potts was late on one (1) filing related to shares purchased in the Salt and Light Foundation. Julie B. Taylor had one (1) late filing regarding fractional shares in her DRP that were not reported originally. Lawrence D. "Denny" Terrell, Jr. had one (1) late filing on a purchase of shares. The late filings were all inadvertent oversights.

Related-Party Transactions

First M&F Corporation's subsidiary, Merchants and Farmers Bank, Kosciusko, Mississippi, (the “Bank”) has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates. Such transactions are completed on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to related parties are generally extended on a secured basis. The Board of Directors approves all lines of credit for Board members and executive officers. The Board also approves any business engagements, in which the Company is a client, with persons or entities related to directors or executive officers when those business engagements are expected to result in compensation in excess of $120,000 to the related party. The Company's policy regarding related-party transactions is contained in Appendix A to the Company's Corporate Governance Guidelines, which can be accessed at https://www.mfbank.com/files/First_MF_Corporation_-_Corporate_Governance_Guidelines.pdf.

Compensation Committee Interlocks and Insider Participation

Mr. Cheek, Mr. Crocker, Mr. Frerer, Mr. Nelson, Mr. Terrell, and Mr. Tims served as members of the Compensation Committee of the Board of Directors during 2011. None of these directors were (1) an officer or employee of the Company during 2011 or (2) had any relationship requiring a related party disclosure by the Company. None of these directors were formerly an officer of the Company with the exception of Mr. Crocker, who was an officer of the Company from December 31, 1995 until his retirement on December 31, 2005. Mr. Crocker served on the Compensation Committee through April 2011 and attended one meeting.

Principal Shareholder

Management of the Company knows of no person who owns of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock of the Company except as set forth below:

	Amount and Nature of Beneficial Ownership	Percent of
Name and Address of Beneficial Owner	of Common Stock	Class
Hugh S. Potts, Jr.	625,636 shares	6.78%
1104 Walnut Grove Road
Kosciusko, MS 39090

Communication with the Board

Shareholders may send communications to the Lead Director c/o Rhonda Mink, Secretary to the Board at 134 West Washington Street, Kosciusko, MS 39090, or via e-mail at rbmink@mfbank.com.

Summary Table of Director Compensation

Non-officer Directors receive compensation in the amount of $1,750 per Board Meeting attended payable at the end of each quarter, plus an additional $50 for each committee meeting attended. Independent directors who live out of town receive mileage reimbursements at the rate of $.55 per mile to attend meetings. In July 2010 the Board of Directors passed a resolution requiring that at least one half of the per-board-meeting-attended compensation to independent directors be issued in the form of stock. The resolution: (1) was made effective January 1, 2010, (2) required independent directors to declare a percentage, no less than 50%, of their monthly board meeting fees that would be issued in stock, (3) set the market value per share for determining the number of shares issued as the closing market price of the stock on the date of the last board meeting of each quarter and (4) reserved 1,000,000 shares of authorized, unissued shares for the purpose of issuing stock in lieu of fees under this arrangement. The stock is restricted from resell for a period of six months after issuance.

The Board granted 1,000 options under the 2005 Equity Incentive Plan to each of the following Board members as of May 1, 2011: Hollis C. Cheek, Jon A. Crocker and Otho E. Pettit, Jr.. These options were granted for the continuing service of these directors upon their re-election to the Board. The options have a strike price of $4.12, a life of ten (10) years, and vest over five (5) years. The market value of the stock on the grant date was $4.12.

The following table shows information related to cash and other compensation paid to current directors during 2011:

					Change in Pension
	Fees Earned	Fees Earned		Non-Equity	Value and Nonqualified
	or Paid in	or Issued in	Option	Incentive Plan	Deferred Compensation	All Other
Name	Cash	Stock	Awards (a)	Compensation	Earnings	Compensation (b)	Total
Hollis C. Cheek	$14,189	$10,493	$1,440	$—	$—	$—	$26,122
Jon A. Crocker	$15,440	$10,493	$1,440	$—	$4,681	$3,512	$35,566
James D. Frerer	$754	$10,496	$—	$—	$—	$860	$12,110
J. Marlin Ivey	$3,177	$2,623	$—	$—	$—	$240	$6,040
John Clark Love, III	$6,610	$15,740	$—	$—	$—	$984	$23,334
Susan P. McCaffery	$11,607	$10,493	$—	$—	$—	$738	$22,838
Michael L. Nelson(c)	$15,114	$13,191	$—	$—	$—	$2,304	$30,609
Otho E. Pettit, Jr.	$14,340	$10,493	$1,440	$—	$—	$—	$26,273
Samuel B. Potts	$650	$—	$—	$—	$—	$111,595	$112,245
Charles W. Ritter, Jr.	$4,177	$2,623	$—	$—	$—	$—	$6,800
L. F. Sams, Jr.	$3,427	$2,623	$—	$—	$—	$315	$6,365
Julie B. Taylor	$5,979	$11,021	$—	$—	$—	$—	$17,000
Lawrence D.Terrell	$11,757	$12,593	$—	$—	$—	$—	$24,350
Lawrence D. Terrell, Jr.	$6,355	$8,395	$—	$—	$—	$—	$14,750
James I. Tims	$11,857	$10,493	$—	$—	$—	$1,584	$23,934
Scott M. Wiggers	$15,090	$10,493	$—	$—	$69,156	$—	$94,739

(a)	The grant date fair value of the options awarded to Directors Cheek, Crocker and Pettit was $1.44 per option share, which equates to a grant date fair value of $1,440 for each Director's grant.

(b)
The Other Compensation for Samuel B. Potts includes salary, the cost of life insurance provided, the Company's 401(k) match and the Company's allocated contribution to the ESOP. Mr. Potts is a Vice President - Corporate Planning, Performance & Risk Management for the Bank.

(c)	Included in Mr. Nelson's compensation is $2,700 in cash and $2,700 in stock (798 shares) as additional compensation at the rate of $450 per meeting for his service as the Lead Director during 2011.

The following table shows the outstanding number of stock option awards for Directors as of December 31, 2011.

	Number	Number
	of	of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	(Exercisable)	(Unexercisable)	Price	Date
Hollis C. Cheek	1,000	—	$17.00	5/1/2015
	600	400	$13.84	5/1/2018
	—	1,000	$4.12	5/1/2021
Jon A. Crocker	1,000	—	$12.63	5/1/2012
	1,000	—	$17.00	5/1/2015
	600	400	$13.84	5/1/2018
	—	1,000	$4.12	5/1/2021
John Clark Love, III	400	600	$5.14	5/1/2019
Susan P. McCaffery	1,000	—	$19.00	5/1/2013
	1,000	—	$19.06	5/1/2016
	400	600	$5.14	5/1/2019
Michael L. Nelson	800	200	$19.00	5/1/2017
	200	800	$4.89	5/1/2020
Otho E. Pettit, Jr.	1,000	—	$17.00	5/1/2015
	600	400	$13.84	5/1/2018
	—	1,000	$4.12	5/1/2021
Lawrence D. Terrell	1,000	—	$19.06	5/1/2016
	400	600	$5.14	5/1/2019
James I. Tims	1,000	—	$19.00	5/1/2013
	1,000	—	$19.06	5/1/2016
	400	600	$5.14	5/1/2019

Options are granted to Directors at the rate of 1,000 options as of May 1 of the year in which the Director is re-elected. Therefore, the grant date for Directors' options is May 1 of each year. The exercise price is determined as the highest of four (4) determined prices: (1) the average of the highest bid and lowest ask prices for the trading day preceding May 1, (2) the average of the highest bid and lowest ask prices for May 1, (3) the closing price as reported by NASDAQ Global Select on the trading day preceding May 1, and (4) the closing price as reported by NASDAQ Global Select on May 1.

Beneficial Ownership

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person also includes shares underlying options held by such person that are exercisable within sixty (60) days of January 31, 2012.

	Amount & Nature		Options and	Total	Percent of
	of Beneficial Ownership		Restricted	Beneficial	Common
Name	of Common Stock (a)		Stock Grants	Ownership	Stock	Class
Directors:
Eddie J. Briggs	—	(14)	—	—		Nominee
K. Michael Heidelberg	—		—	—		Nominee
Jeffrey B. Lacey	17,419		4,000	21,419	0.23%	A
John Clark Love, III	14,170		400	14,570	0.16%	A
Susan P. McCaffery	266,887	(1) (2)	2,400	269,287	2.92%	A
Lawrence D. Terrell	30,377		1,400	31,777	0.34%	A
James I. Tims	189,241	(7)	2,400	191,641	2.08%	A
Michael L. Nelson	20,206		1,000	21,206	0.23%	B
Hugh S. Potts, Jr.	625,636	(1) (4)	—	625,636	6.78%	B
Samuel B. Potts	210,528	(9) (10)	—	210,528	2.28%	B
Scott M. Wiggers	34,434	(3)	—	34,434	0.37%	B
Hollis C. Cheek	21,448	(8)	1,600	23,048	0.25%	C
Jon A. Crocker	44,078	(5)	2,600	46,678	0.51%	C
James D. Frerer	3,124		—	3,124	0.03%	C
Otho E. Pettit, Jr.	28,345	(6)	1,600	29,945	0.32%	C
Julie B. Taylor	5,300	(11)	—	5,300	0.06%	C
Lawrence D. "Denny" Terrell, Jr.	15,568	(12) (13)	—	15,568	0.17%	C

Other Executive Officers:
John G. Copeland	649		8,000	8,649	0.09%
Eric K. Hanbury	46,693		5,000	51,693	0.56%
Grover C. Kinney, III	3,269		6,000	9,269	0.10%
Barry S. Winford	4,296		—	4,296	0.05%

All Directors, Nominees and Executive Officers (20 Persons)	1,434,184		36,400	1,470,584	15.94%

(a)	Constitutes sole ownership unless otherwise indicated.

(1)	Mrs. McCaffery and Hugh S. Potts, Jr. are brother and sister.

(2)	Mrs. McCaffery shares voting and investment power with respect to 1,522 of these shares with her husband and includes 81,600 shares owned by Mrs. McCaffery's husband.

(3)	Includes 2,268 shares owned by Mr. Wiggers' wife.

(4)
Mr. Potts, Jr.'s holdings include 48,078 shares owned by his wife. Includes 147,483 shares owned by The Salt & Light Foundation for which Mr. Potts, Jr. is the trustee. Includes 14,215 shares owned by a trust beneficial to Mr. Potts, Jr.'s stepmother and for whom said trust Mr. Potts, Jr. is the trustee.

(5)	Of these shares, 1,350 are registered in the name of Crocker-Jones, LLC, in which Mr. Crocker is a member.

(6)	Includes 10,104 shares owned by Mr. Pettit's wife and children.

(7)	Includes 157,698 shares owned by Mr. Tims' wife. Includes 23,832 shares owned by LT Corporation which is owned by Mr. Tims and his wife.

(8)	Includes 14,972 shares owned by J. C. Cheek Contractors, for which Mr. Cheek is the President.

(9)	Includes 13,190 shares owned by Mr. Potts' wife and child. Includes 147,483 shares owned by The Salt & Light Foundation for which Mr. Potts is the Chairman.

(10)	Mr. Potts is the son of Hugh S. Potts, Jr.

(11)	Mrs. Taylor shares voting and investment power with respect to 1,918 shares with her husband.

(12)	Includes 150 shares beneficially owned through the Kosciusko Investment Club, LLC.

(13)	Mr. Terrell, Jr. is the son of Lawrence D. Terrell who is a Class A director.

(14)	Mr. Briggs purchased 14,833 shares on February 14, 2012.

Report Of The Audit Committee

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal 2011, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence.

The Audit Committee has discussed with the Company's management and independent auditors the process used for certifications by the Company's Chief Executive Officer and Chief Financial Officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company's filings with the Securities and Exchange Commission.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Submitted by the Company's Audit Committee:

John Clark Love, III, Chairman
Jon A. Crocker
Julie B. Taylor
Lawrence D. Terrell

Independent Public Accountants And Fees

    BKD, LLP, a public accounting firm registered with the Public Company Accounting Oversight Board, were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountants for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

The following is a summary of fees related to services performed for the Company by BKD, LLP for the years ended December 31, 2011 and 2010:

	2011	2010

Audit Fees - Audit of annual financial statements and internal control
and reviews of financial statements included in Forms 10-Q	$194,500	$187,400

Audit Related Fees - Audits of employee benefit plans and review of
TARP-CPP/CDCI and other regulatory filings	32,500	42,500

Tax Fees - Income tax services	64,700	62,500

All other fees	—	—

Total	$291,700	$292,400

The Audit Committee follows its established Audit Committee Pre-approval Policies and Procedures which are included in the Audit Committee Charter which may be found on the Company's website at https://www.mfbank.com/resource-center-investor-relations-audit-committee-charter.htm. All of the Audit Related Fees and Tax Fees set forth above were approved by the Audit Committee pursuant to the Pre-approval Policies and Procedures. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Ratification Of Audit Committee's Selection Of BKD, LLP As Independent Registered Public Accounting Firm For 2012
(Item 2)

The Audit Committee of the Board of Directors has engaged the firm of BKD, LLP as its independent registered public accounting firm to examine the financial statements of the Company and its subsidiaries for the year 2012, and to report on the consolidated statements of condition, statements of income and other related statements of the Company and its subsidiaries. The Audit Committe's decision is based on a review of the qualifications, independence and past performance of the auditor. The Company's shareholders are being asked to ratify the appointment of BKD, LLP for 2012. BKD, LLP served as the independent registered public accounting firm for the Company for 2011. Representatives of BKD, LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the shareholders. If shareholders do not ratify the decision of the Audit Committee to reappoint BKD, LLP as the Company's independent registered public accounting firm for 2012, the Audit Committee will reconsider its decision.

A majority of the votes cast at the Annual Meeting of Shareholders is required to approve this proposal. Abstentions will not be included in determining the number of votes cast. Brokers are permitted to vote uninstructed shares.

The Board of Directors recommends that shareholders vote FOR ratification of the Audit Committee's appointment of BKD, LLP as the Company's Independent Registered Public Accounting Firm for 2012.

Compensation Discussion And Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “ Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers, including the actively-employed named executive officers, are similar to those provided to other executive officers in publicly traded financial institutions.

Throughout this proxy statement, the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2011, as well as the other individuals included in the Summary Compensation Table on page 23, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company's overall business strategy, values and management initiatives. These policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should be designed to include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all elected officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer.

The Committee and the Chief Executive Officer annually review the performance of each member of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company's annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. To that end, the Committee periodically utilizes a third-party consultant to provide research for benchmarking purposes related to executive compensation. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company's market areas and its peer groups. The Company also maintains information related to executive compensation gathered from proxy filings of a group of publicly traded peer banks to assist in annual reviews of executive compensation by the Committee. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company's overall and long-term success. The Compensation Committee did not use any compensation consultants during 2011.

The peer group of publicly traded banks included banks located in the Southeast and includes banks both larger than and smaller than the Company and banks within the Company's trade area and without. Banks in the peer group are Renasant Corp., Tupelo, Mississippi, Citizens Holding Company, Philadelphia, Mississippi, BankTrust Financial Group, Mobile, Alabama and Peoples Financial Corp., Biloxi, Mississippi. The banks composing the peer group may from time to time change. The Compensation Committee uses comparative executive compensation data from the peer group to assist in determining that Company executives are reasonably compensated in line with the Company's peers. The Compensation Committee has not deviated from the peer group benchmarks in any material way. The Company also uses bank salary surveys from various sources in determining comparative salaries.

The Compensation Committee met four times in 2011 and approved certain salary increases, incentive and commission plans and bonuses for associates. The only raises granted to executive officers in 2011 were for promotions of two officers to the executive rank of the Company. In August 2011, Eric Hanbury was promoted to Executive Vice President and Chief Credit Officer. Commensurate with the promotion and assumption of new duties, Mr. Hanbury was awarded a $30,000 raise. In September 2011, Grover C. Kinney, III was promoted to Executive Vice President of Retail Banking. Commensurate with the promotion and assumption of new duties, Mr. Kinney was awarded a $10,000 raise. During 2011, no raises were awarded to Hugh S. Potts, Jr., Jeffrey B. Lacey, John G. Copeland or Barry S. Winford. During 2011, no bonuses were awarded to any of the executive officers.

Compensation Policies and Practices as They Relate to Risk Management

As participants in the TARP Community Development Capital Initiative (the “CDCI”) administered by the United States Department of the Treasury, the Company is subject to the executive compensation requirements of the Emergency Economic Stabilization Act of 2008 (“EESA”) and as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”). In compliance therewith the Compensation Committee of the Board of Directors of the Company meets at least semi-annually to discuss and evaluate employee compensation plans in light of its assessment of risk posed to the Company from such plans and to ensure compliance with executive compensation rules and regulations implemented under EESA and ARRA. The Compensation Committee met twice in 2011 to review the Company's compensation plans and determined that the Company had no compensation plans that would encourage manipulation of reported earnings to enhance compensation or encourage unnecessary or excessive risk-taking.

The Compensation Committee has determined that there are no compensation policies or procedures that are likely to have a material adverse effect on the Company.

Community Development Capital Initiative and Capital Purchase Program - Effect on Executive Compensation

In September, 2010 the Company entered into a transaction with the Department of the Treasury under the TARP Community Development Capital Initiative (“CDCI”). The Company exchanged securities issued in the CDCI and retired securities that it had issued to the Department of the Treasury in February, 2009 in the TARP Capital Purchase Program. In order to participate in the CDCI, the Company is required to adopt the Treasury standards for executive compensation and corporate governance for the period during which the Treasury holds equity in the Company issued under the CDCI. The Company must meet certain standards, including: (1) ensuring that incentive compensation for certain senior executives does not encourage unnecessary and excessive risks that threaten the value of the Company; (2) requiring a return to the Company of any bonus or incentive compensation paid to certain senior executives based on financial statements or other performance metric criteria that are later proven to be materially inaccurate; (3) prohibiting the Company from making certain excess payments to certain senior executives made on account of involuntary separations from service or in connection with a bankruptcy, insolvency or receivership of the Company; and (4) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each applicable senior executive. These standards could change based on subsequent guidance issued by the Treasury or the Internal Revenue Service. Beginning with its participation in the CPP and the CDCI, and for so long as the Treasury continues to hold equity interests in the Company issued under the CDCI, the Company will monitor its compensation arrangements and modify such compensation arrangements, agree to limit and limit its compensation deductions, and take such other actions as may be necessary to comply with the standards discussed above, as they may be modified from time to time. The Company does not anticipate that any material changes to its existing executive compensation structure will be required to comply with the executive compensation standards included in the CDCI.

Effect of American Recovery and Reinvestment Act of 2009

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the CDCI. These restrictions apply to us.
    ARRA prohibits bonus and similar payments to top employees. ARRA prohibits the payment of any “bonus, retention award, or incentive compensation” to the Chief Executive Officer and the four other highest paid executive officers of the Company for as long as any CDCI-related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009. “Long-term” restricted stock is excluded from ARRA's bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CDCI-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.
ARRA prohibits any payment to the Chief Executive Officer and the four other highest paid executive officers of the Company and any of the next five most highly compensated employees upon termination of employment for any reason for as long as any CDCI-related obligations remain outstanding.
    Under ARRA CDCI-participating companies are required to recover any bonus or other incentive payment paid to the Chief Executive Officer and the four other highest paid executive officers of the Company or to the next 20 most highly compensated employees on the basis of materially inaccurate financial or other performance criteria.
ARRA prohibits CDCI participants from implementing any compensation plan that would encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of its employees. The Treasury guidelines do not contain a similar requirement.
ARRA requires the Chief Executive Officer and the Chief Financial Officer of any publicly-traded CDCI-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the company's annual filings with the SEC beginning in 2010.
    ARRA requires each CDCI-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.
    ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the Chief Executive Officer and the four other highest paid executive officers of the Company and the next 20 most highly compensated employees of each company receiving CDCI assistance before ARRA was enacted, and to “seek to negotiate” with the CDCI recipient and affected employees for reimbursement if it finds any such payments were inconsistent with CDCI or otherwise in conflict with the public interest.
The Compensation Committee will consider these new limits on executive compensation and determine how they impact the Company's executive compensation program.
2011 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2011, the principal components of compensation for named executive officers were:

•base salary;
•equity incentive compensation;
•retirement and other benefits; and
•perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be comparable to the compensation of executives with equivalent responsibilities at other banks that are similar in size and characteristics to the Company.

During its review of base salaries for executives, the Committee primarily considers: (1) individual performance of the executive;
(2) performance of the Company; (3) market data gathered internally or provided by our outside consultants; and (4) internal review of the executive's compensation, both individually and relative to other officers. Salary levels are typically considered annually as part of the Company's performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Committee's assessment of the individual's performance.

Performance-Based Incentive Compensation

Incentive Bonus Compensation Program

Cash bonuses may be granted to executives at each year end depending on the achievement of a corporate performance target or other criteria determined to be strategically important by the Compensation Committee. The Company did not have an executive incentive compensation program for 2011. When such programs are in place they are approved by the Compensation Committee of the Board of Directors and are based on measurable performance goals. The Company did institute in 2009 an incentive program for all associates, mainly applicable to customer contact personnel, called M&F Connected. This program is used to incentivize bank associates to make business referrals within the Company and is a points-based program for non-cash awards. The program was reviewed and approved by the Compensation Committee.

Any awards made to named executive officers under the Incentive Bonus Compensation Program in January 2012 for performance in 2011 are reflected in the Bonus column of the Summary Compensation Table on page 23.

Equity Incentive Compensation

2005 Equity Compensation Plan

The 2005 Equity Compensation Plan (the “ 2005 Plan ”) was approved by the Company's shareholders at the 2005 Annual Meeting of Shareholders and is the successor plan to the Company's 1999 Stock Option Plan. The 2005 Plan gives the Committee the latitude to design stock-based incentive compensation awards to promote high performance and achievement of corporate goals by all directors and employees to encourage the growth of shareholder value and allow directors and employees to participate in the long-term growth and profitability of the Company. The Committee has limited their consideration of stock-based award grants to a group consisting of executive officers, senior vice-presidents, branch presidents and commercial lenders. The Committee believed that it was strategically important to align this group's actions with long-term value creation. The Committee will consider future grants based on the need to align the compensation of certain executives or others with the long-term goal of growing shareholder value. Another consideration of the Committee in determining the size and term of grants will be the ability to absorb and manage the additional compensation expenses.

Under the 2005 Plan, awards of Company Common Stock may take the form of a stock option, an incentive stock option (a stock option which meets the applicable requirements of the Internal Revenue Code), stock appreciation rights (an award entitling a holder to receive an amount in cash, common stock, or a combination of both determined by reference to appreciation from the date of the grant), restricted stock awards (a transfer of shares subject to certain restrictions on transfer or other incidents of ownership or subject to specified performance standards), and other stock-based awards (including without limitation, awards entitling recipients to receive shares of Company Common Stock to be delivered in the future) (collectively referred to as “Awards”). In granting these Awards, the Committee may establish any conditions or restrictions it deems appropriate.

All awards of options for shares of the Company's stock under the aforementioned programs are made at or above the market price at the time of the Award. Awards of stock-based grants to directors and executives are made at specially called meetings to consider such grants. Newly hired or promoted executives, senior officers or others receive their Award of stock-based grants on dates determined by the committee.

Retirement and Other Benefits

All employees of the Company, including executive officers, are eligible to participate in the Merchants and Farmers Bank Profit and Savings Plan. All employees, including executive officers, hired prior to October 1, 2002 are participants in the Bank's defined benefit pension plan. In addition, executive officers are entitled to participate in the Company's nonqualified deferred compensation plan.

Profit and Savings Plan

The Bank has a profit and savings plan which includes features such as an Employee Stock Ownership Plan (ESOP) and a 401(k) plan which provides for certain salary deferrals, covering substantially all full-time employees of the Bank and subsidiaries. Effective in May 2006, the Company began matching employee 401(k) contributions equal to 60% of an employee's first 6% of salary deferral for all employees with less than three (3) years of credited service. Concurrently, the Company began matching 75% of an employee's first 6% of salary deferral for all employees with three (3) years or more of credited service. In March 2009 the Company cut the matching percentages in half. In September 2011 the Company restored the matching percentages to their 2006 levels and added a loan feature that allows participants to borrow against their plan balances. Additional contributions to the ESOP portion of the plan are at the discretion of the Board of Directors. These discretionary contributions are invested in the Company's common stock.

Each participant's account is credited with the participant's contributions and matching amounts contributed by the Bank on behalf of the participant. Discretionary amounts contributed by the Bank are allocated based on the participant's annual compensation. Investment earnings on participant directed accounts are allocated based on each participant's account earnings. Other investment earnings are allocated based on the balance of the participant's account.

The matching contributions to the 401(k) portion of the plan and the discretionary contributions to the ESOP portion of the plan become 100% vested after three (3) years of credited service. The participants are always 100% vested in the participant's contributions. Forfeited nonvested accounts are used to reduce future employer contributions.

Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed ten (10) years, or a combination thereof.

The Company matching contributions are included in All Other Compensation in the Summary Compensation Table on page 23.

Defined Benefit Pension Plan

The Company has a defined benefit pension plan covering substantially all full-time employees of the Bank and subsidiaries. Benefits under this plan are based on years of service and average annual compensation for a five (5) year period.

A participant in First M&F's Pension Plan whose service is terminated on or before his normal retirement date is eligible to retire and receive a normal retirement benefit. The amount of the normal benefit under the Plan is equal to 1/12 of the sum of the amounts described below in (1) and (2) multiplied by (3) where:

(1) = eight-tenths of one percent (0.8%) of the participant's average earnings;
(2) = twenty-five hundredths percent (0.25%) of the participant's average earnings in excess of Twenty-Four Thousand and no/100 dollars ($24,000.00); and
(3) = the participant's benefit service as of his normal retirement date.

If a participant's annual benefit commences before the participant's social security retirement age, but on or after age 62, the amount of the benefit is reduced. If the annual benefit of a participant commences prior to age 62, the amount of the benefit shall be the actuarial equivalent of an annual benefit beginning at age 62 reduced for each month by which benefits commence before the month in which the participant attains age 62. If the annual benefit of a participant commences after the participant's social security retirement age, the benefit amount is adjusted so that it is the actuarial equivalent of an annual benefit beginning at the participant's social security retirement age.

The pension plan was frozen on September 30, 2001.

The net annual change in actuarial value of benefits for executives is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 23. Information relative to executive officers' participation in the defined benefit pension plan is contained in the Pension Benefits Table on page 25.

Nonqualified Deferred Compensation Program

The named executive officers, in addition to certain other senior officers, are entitled to participate in the Nonqualified Deferred Compensation Program. Pursuant to the Nonqualified Deferred Compensation Program, eligible employees can defer up to 100% of earnings from Awards and bonus compensation and may defer up to 100% of salary (including amounts deferred pursuant to the Profit and Savings Plan). Deferral elections for executives entering the plan become effective for the first payroll period following the receipt of the election by the Company. Modifications related to salary deferrals made by eligible executives become effective on January 1 of the following year. Deferral elections related to annual incentive bonus pay must be made by June 30 to be effective for that year's bonus pay. The executive may choose to place deferrals in a retirement account, an in-service distribution account, an education account, or any combination of the three choices.

The investment options for determining earnings credits available to an executive under the deferral program are generally the same as those offered to employees in the Company's Profit and Savings Plan. These options include a variety of mutual funds with various risk profiles ranging from conservative to aggressive as well as the option to invest in the Company's stock. The executives' deferral account and earnings credits are 100% vested.

The Company may make discretionary matching contributions to the retirement portion of the executives' accounts on an annual basis. The matching amounts vest by equal annual percentages over a five (5) year period.

In-service distribution account and education account distributions may be paid over a period of up to five (5) years. Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed fifteen (15) years, or a combination thereof of their retirement accounts.

Company discretionary contributions are included in All Other Compensation in the Summary Compensation Table on page 23.

Additional information related to executive officers' participation in the nonqualified deferred compensation program are included in the Nonqualified Deferred Compensation Table on page 26.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The named executive officers may be provided use of company automobiles or automobile allowances, country club memberships, and participation in the plans and programs described above. Compensation attributed to the use of Company automobiles and automobile allowances is included in All Other Compensation in the Summary Compensation Table on page 23. Compensation attributed to country club memberships is included in All Other Compensation in the Summary Compensation Table on page 23. All employees receive term life insurance which pays a death benefit to named beneficiaries of an amount equal to three (3) times the employee's base salary. Premiums related to life insurance coverage in excess of $50,000 are attributed as compensation to the employee. This income is included in All Other Compensation in the Summary Compensation Table on page 23.

The Company has one Change in Control Agreement in effect with the Chief Financial Officer. Except as provided under the change in control provision, the Agreement provides for a severance payment to the employee upon termination without cause of four months salary during which time, the employee may not engage in the financial services business. Payment under the change in control provision is triggered by termination without cause as a result of a change in control within one year of such change in control or if the employee voluntarily, for good cause, terminates his employment within two years of a change in control. Payment under this provision is equal to two years' base salary and would be payable in a lump sum amount. The Change in Control Agreement is attached as Exhibit 10.7 to the Company's Annual Report on Form 10-K, filed March 14, 2012.

If the employee voluntarily terminates his employment, or if his employment is terminated involuntarily for cause, the employee may not engage in the financial services business for a period of twelve months (a non-compete clause).

No directors have Change in Control agreements.

Director Compensation

The Committee determines the amount of Directors' compensation on an annual basis. The Committee uses available data from peer banks in determining the amount of compensation to pay. The Committee also considers the role of directors, the expected number of meetings that will occur and any other additional duties or circumstances that may require additional attention by directors or impose additional responsibilities.

Non-officer Directors receive quarterly compensation based on the number of Board meetings attended during the quarter. Each director elects a percentage, no less than 50%, of fees to receive in stock. The balance of the fees is paid in cash. The Lead Director receives an additional fee each quarter, paid in cash and stock according to the Lead Director's percentage election. Directors who are members of Board committees receive a payment for each committee meeting attended, paid within one (1) month of the meeting date. Directors who live outside of Kosciusko are also reimbursed for their travel mileage.

Information related to the compensation of directors is included in the Director Compensation Table on pages 12 and 13. Committee and board meeting fees paid to executive board members are included in All Other Compensation in the Summary Compensation Table on page 23.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans is generally fully deductible for federal income tax purposes.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is in compliance with the statutory provisions.

Accounting for Stock-Based Compensation

Beginning on July 1, 2005, the Company began accounting for stock-based payments including its 2005 Equity Compensation Plan in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Company certifies that it has reviewed Company compensation arrangements and made reasonable efforts to ensure such arrangements do not encourage undue risk-taking. The Committee has determined that the Company's incentive compensation plan does not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

The Compensation Committee

James I. Tims, Chairman
Hollis C. Cheek
James D. Frerer
Michael L. Nelson
Lawrence D. "Denny" Terrell, Jr.

Summary Compensation Table

The following table shows the compensation for 2011, 2010 and 2009 for the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the three (3) other highest paid executive officers of the Company whose cash compensation exceeded $100,000.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All Other
				Stock	Option	Plan	Compensation	Compensation	Total
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings (a)	(b)	Compensation
Hugh S. Potts, Jr.	2011	$288,750	$—	$—	$—	$—	$145,878	$23,462	$458,090
Chairman of the Board and
CEO since 4/15/94	2010	$288,750	$—	$—	$—	$—	$65,433	$14,783	$368,966
(principal executive officer)
	2009	$288,750	$—	$—	$—	$—	$59,705	$14,494	$362,949

John G. Copeland	2011	$198,215	$—	$—	$—	$—	$—	$9,233	$207,448
Executive Vice President
and Chief Financial Officer	2010	$189,754	$—	$—	$—	$—	$—	$7,358	$197,112
(principal financial officer)
	2009	$188,984	$—	$—	$—	$—	$—	$8,168	$197,152

Jeffrey B. Lacey	2011	$199,231	$—	$—	$—	$—	$20,225	$7,590	$227,046
President and
Chief Banking Officer	2010	$190,769	$—	$—	$—	$—	$6,934	$6,160	$203,863

	2009	$190,000	$—	$—	$—	$—	$6,676	$9,168	$205,844

Barry S. Winford	2011	$189,014	$—	$—	$—	$—	$—	$8,570	$197,584
Executive Vice President -
Corporate Banking (c)	2010	$176,154	$—	$—	$—	$—	$—	$6,955	$183,109

	2009	$150,769	$—	$—	$—	$—	$—	$8,328	$159,097

Grover C. Kinney, III	2011	$171,252	$—	$—	$—	$—	$16,491	$6,407	$194,150
Executive Vice President -
Retail Banking (c)

Notes to Summary Compensation Table

(a)	Mr. Copeland and Mr. Winford were hired after the pension plan was frozen and are therefore not participants.

(b)	All Other Compensation is disclosed in a separate table.

(c)
On February 17, 2009, Barry S. Winford was hired as Executive Vice President and Chief Credit Officer of the Bank. On August 30, 2011, Mr. Winford was named Executive Vice President - Corporate Banking and Eric K. Hanbury assumed the responsibilities of Executive Vice President and Chief Credit Officer. Grover C. Kinney, III was also named Executive Vice President - Retail Banking.

The Company does not have any employment contracts with executive officers other than a change-in-control agreement with John G. Copeland.

All employees are provided with term life insurance coverage. The premiums related to benefits in excess of IRS limits are attributed as taxable compensation and are included in All Other Compensation. Certain executives are paid automobile allowances, with those amounts included in All Other Compensation. Mr. Potts is provided with a country club membership, with the value of that membership included in All Other Compensation. All employees are eligible for the Company's 401(k) retirement plan. The Company matches 60% of the employees' contributions up to 6% of compensation for employees with less than three (3) years of credited service and matches 75% of the employees' contributions up to 6% of compensation for employees with three (3) years or more of credited service. The amounts of matching contributions that the Company made to the plan accounts of executives are included in All Other Compensation. Additionally, executives and other senior officers are eligible to participate in a nonqualified deferred compensation plan in which amounts up to the employee's entire compensation may be deferred. The Company may make matching contributions at its discretion. Mr. Potts, Mr. Lacey and Mr. Kinney participate in the nonqualified plan. The Company did not make any matching contributions to the plan in 2011, 2010 or 2009. Mr. Potts and Mr. Lacey are members of the Board of Directors. All directors receive meeting attendance fees. The fees paid for meeting attendance are included in All Other Compensation. All employees are enrolled in the Company's ESOP retirement savings plan. The Company makes discretionary contributions to the plan which are allocated to participants based on relative salary. The allocations attributed to executives' accounts are included in All Other Compensation.

The following table contains the components of All Other Compensation for the executives for 2011, 2010 and 2009.

		Cost of		Cost of	Company
Name and		Excess		Country	Contribution		Moving		Total
Principal		Life	Automobile	Club	to the	Director	Expense	ESOP	Other
Position	Year	Insurance	Allowance	Memberships	401(k) Plan	Fees	Reimbursements	Allocations	Compensation
Hugh S. Potts, Jr.	2011	$12,440	$—	$3,120	$6,247	$650	$—	$1,005	$23,462
Chairman of the Board
and CEO since 4/15/94	2010	$4,654	$—	$3,145	$5,497	$700	$—	$787	$14,783
(principal
executive officer)	2009	$3,762	$—	$2,588	$6,747	$600	$—	$797	$14,494

John G. Copeland	2011	$2,810	$—	$—	$5,665	$—	$—	$758	$9,233
Executive Vice President
and Chief Financial Officer	2010	$2,451	$—	$—	$4,269	$—	$—	$638	$7,358
(principal financial officer)
	2009	$2,451	$—	$—	$5,070	$—	$—	$647	$8,168

Jeffrey B. Lacey	2011	$986	$—	$—	$5,220	$650	$—	$734	$7,590
President and
Chief Banking	2010	$855	$—	$—	$3,935	$700	$—	$670	$6,160
Officer
	2009	$855	$285	$—	$4,672	$450	$2,516	$390	$9,168

Barry S. Winford (a)	2011	$930	$4,800	$—	$2,160	$—	$—	$680	$8,570
Executive Vice President-
Corporate Banking	2010	$570	$4,800	$—	$1,585	$—	$—	$—	$6,955

	2009	$438	$3,248	$—	$1,442	$—	$3,200	$—	$8,328

Grover C. Kinney, III	2011	$1,280	$—	$—	$4,524	$—	$—	$603	$6,407
Executive Vice President -
Retail Banking

(a) The automobile allowance in 2009 for Barry Winford is the amount of a bargain purchase of a company automobile.

Grants Of Plan-Based Awards Table

No stock-based awards were granted to executives during 2011. No stock options were repriced or modified during 2011.

Outstanding Equity Awards At Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number	Number	Equity	Option	Option	Number	Market	Equity Incentive	Equity
	of	of	Incentive	Exercise	Expiration	of Shares	Value of	Plan Awards:	Incentive
	Securities	Securities	Plan Awards:	Price	Date	or Units	Shares or	Number	Plan Awards:
	Underlying	Underlying	Number of			of Stock	Units of	of Unearned	Market or
	Unexercised	Unexercised	Securities			That Have	Stock	Shares, Units or	Payout Value
	Options	Options	Underlying			Not	That Have	Other Rights	of Unearned
			Unexercised			Vested	Not	That Have	Shares,
	Exercisable	Unexercisable	Unearned				Vested	Not Vested	Units or
			Options				(1)		Other Rights
That Have
Not Vested
John G. Copeland	—	—	—	$—		8,000	$22,720	—	—
Jeffrey B. Lacey	—	—	—	$—		4,000	$11,360	—	—
Grover C. Kinney, III	—	—	—	$—		6,000	$17,040	—	—

(1) Based on the closing price on the NASDAQ Global Select system ($2.84) on December 31, 2011.

Option Exercises And Stock Vested Table

No stock options were exercised and no restricted shares vested related to the named executive officers during 2011.

Pension Benefits Table

The following table includes certain information related to pension benefits of executive officers.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
Hugh S. Potts Jr.	M & F Bank Pension Plan	29	$738,282	$—
Jeffrey B. Lacey	M & F Bank Pension Plan	14	$60,830	$—
Grover C. Kinney, III	M & F Bank Pension Plan	10	$53,326	$—

The measurement date for actuarial calculations for the plan is December 31 of each year.

The pension plan was frozen on September 30, 2001. The accrued monthly pension benefits estimated to be paid to each of the named executives is $3,915 for Hugh S. Potts, Jr., $728 for Jeffrey B. Lacey and $566 for Grover C. Kinney, III.

Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Hugh S. Potts Jr.	$21,656	$—	$8,869	$—	$302,862
Jeffrey B. Lacey	$—	$—	$212	$—	$7,155
Grover C. Kinney, III	$5,138	$—	$652	$—	$33,281

All executives and senior officers are eligible to participate in the Company's nonqualified deferred compensation plan. The plan was implemented during the third quarter of 2005. All salary, bonus and other incentive compensation is eligible to be deferred under the plan. Earnings credits on deferred compensation are derived from returns on a variety of mutual funds selected by the executive. The mutual funds available for selection are the same funds offered to all employees in the Company's 401(k) retirement savings plan. If the selected funds have a loss, then the executive's account is charged in an amount equal to the loss. If the funds have a gain, then the executive's account is credited in an amount equal to the gain. Gains and losses are credited to accounts quarterly.

Other Potential Post-Employment Payments

The Company does not use employment contracts for executives and does not have any contractual obligations for potential post employment severance payments other than a change-in-control agreement with Mr. Copeland, obligating the Company to a payment of two (2) times base salary pursuant to a change-in-control as defined in the agreement. This agreement is considered an employment contract. Stock option and restricted stock award contracts have change-in-control provisions that trigger full vesting of the grants upon a change in control of the Company. Unvested options and restricted stock grants are forfeited by an executive if that executive's employment is terminated prior to the vesting date. The vesting date for restricted stock grants will be the earliest of four (4) dates: (1) the date that any earnings target stated in the grant contracts is achieved, (2) the date of a change in control, (3) the date of the executive's death and (4) the vesting date stated in the contract.

Advisory Vote On Compensation Of Executive Officers
(Item 3)

ARRA requires recipients of funds under CDCI to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables, and any related material). ARRA further provides that this shareholder vote shall not be binding on the board of directors of a recipient of funds under CDCI, and may not be construed as overruling a decision by such board, nor to create or imply any additional fiduciary duty by such board, nor shall such vote be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.
These ARRA provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:
“Resolved, that the shareholders approve the compensation of the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers of the Company as set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and in the other executive compensation tables and related discussion in the 2012 Proxy Statement.”
Because your vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the voting results when considering future executive compensation arrangements.
The Board of Directors recommends that shareholders vote FOR approval of the resolution.

Other Matters

Management at present knows of no other business to be brought before the meeting. However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying proxies in accordance with its judgment.

Proposals For 2013 Annual Meeting

Any shareholder who wishes to present a proposal at the Company's next Annual Meeting of Shareholders and who wishes to have the proposal included in the Company's Proxy Statement and form of proxy for the meeting must submit the proposal to the Corporate Secretary at the address of the Company no later than November 14, 2012. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) the names and record address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iv) the class and number of shares of the Company which are owned beneficially and of record by the shareholder and beneficial owner, if any, and (v) any material interest of the shareholder and the beneficial owner, if any.

The accompanying Proxy is solicited by Management.

By Order of the Board of Directors,
/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

Dated and mailed
on or about March 14, 2012

FIRST M & F CORPORATION
134 WEST WASHINGTON STREET
PO BOX520
KOSCIUSKO, MS 39090

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	○	○	○

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Eddie J. Briggs 02 K. Michael Heidelberg 03 Jeffrey B. Lacey 04 John Clark Love, III 05 Lawrence D. Terrell
06 James I. Tims

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Proposal to ratify the Audit Committee's selection of BKD, LLP as First M&F Corporation's independent registered public accounting firm for 2012.	○	○	○
3	Proposal to adopt the advisory (non-binding) resolution approving executive compensation.	○	○	○

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ○
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	○	○

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000124159_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

FIRST M & F CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
April 11, 2012 1:30 PM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Hollis C. Cheek and Otho E. Pettit, Jr. or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of First M & F Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi on Wednesday, April 11, 2012 at 1:30 P.M., or any adjournment(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000124159_2 R1.0.0.11699